Exhibit 99.2
Earnings Conference Call Year End 2009 Supplemental SlidesFebruary 8, 2010

Consolidated Margin Variance Allocations YTD 2009 vs. 2008 (dollars in thousands) (dollars in thousands) (dollars in thousands) (dollars in thousands) 124.7% (23.9%) 4.7% (5.5%) * 100.0% $148,311(1) $184,928 ($35,397) $6,973 ($8,192) (CHART) Primarily due to termination of transmission service agreements.(1) Reference non-GAAP reconciliation for consolidated gross margin variance on Slide 3.

Reconciliation of Non-GAAP Financial Measures Gross Margin (dollars in thousands)

Retail Electric Sales Volume by Customer Class Southern Territory Southern Territory Southern Territory Southern Territory * Record high heat MWh 20,957 18,607 19,454 20,820 21,381 21,621

Retail Electric Sales Volume by Customer Class Northern Territory Northern Territory Northern Territory Northern Territory 9,144 9,234 8,773 8,711 8,560 8,162

Residential Electric Customer Growth Residential Electric Customer Growth 2.7% 4.9% 0.8% 1.6% 0.5% 2.8% 0.1% -0.1% 5.5% 3.1